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                                                                       Exhibit 5


                                                    Opinion of Gadsby Hannah LLP


                                GADSBY HANNAH LLP
                               225 Franklin Street
                           Boston, Massachusetts 02110


                                                    April 9, 2002


MFIC Corporation
30 Ossipee Road
Newton, Massachusetts 02464

         Re:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel for MFIC Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 proposed to be filed with the Securities and Exchange Commission on or about April 10, 2002 (the "Registration Statement").

         The Registration Statement covers the registration of shares of common stock, $0.01 par value per share, of the Company (the "Shares"), which are issuable by the Company pursuant to its MFIC Corporation 1986 Employee Stock Purchase Plan (the "Plan").

         We have reviewed the corporate proceedings of the Company with respect to the authorization of the Plan and the issuance of the Shares thereunder. We have also examined and relied upon originals or copies of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

         This opinion is limited solely to the General Corporation Law of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered upon purchase pursuant to the Plan and against the payment of the purchase price therefor, as specified in such Plan or documents governing such awards, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ GADSBY HANNAH LLP